UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

Maverick Oil and Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50428	98-0377027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16415 Addison Road, Suite 850, Addison, TX	75001-5332
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (214) 239-4333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement

This Current Report contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. Important factors relating to the transaction covered by this Current Report that could cause actual results to differ materially from our expectations, include but are not limited to: (1) completion of the pending transaction as contemplated, with the recognition that closing is subject to customary closing conditions, including the buyer’s due diligence review, certain of which may be beyond our control; and (2) our assumption that the transaction will close on the commercial terms expressed in this Current Report, although the purchase agreement contains certain customary price adjustments. Other important factors that could have an effect on our business could cause actual results to differ materially from our expectations. These include but are not limited to: (1) our ability to restructure the payment and other relevant terms on the balance of our secured convertible debentures in a manner that will maintain the Company as a viable concern after the sale of our Barnett Shale properties; (2) our ability to locate and finance the acquisition of income producing properties in the future sufficient to maintain the Company as a viable concern, given our currently limited capital resources; (3) our ability to find industry partners or otherwise facilitate the commercial development of our interest in the Fayetteville shale play; (4) our ability to sustain operations for a period of time necessary to implement certain of our development plans, given our currently limited resources: (5) whether ongoing or projected drilling efforts can be completed within our estimated time and cost budgets in view of the risks and uncertainties normally associated with drilling projects;(6) whether ultimate production from these efforts may be achieved, and if so, in a manner consistent with either initial test results or our expectations, given the uncertainties associated with drilling and extraction of oil and gas reserves; (7) whether long term test results will justify the drilling of additional wells; (8) when such additional wells may be drilled; and (9) in general, our ability to locate projects deemed attractive by management and our the ability to drill for and extract commercial quantities of oil and gas on these projects. As they pertain to our business, in general, important factors that could cause our actual results to differ materially from our expectations, include but are not limited to those factors disclosed in our annual report on Form 10-K, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

Item 1.01  Entry into a Definitive Agreement

In our capacity as the manager of RBE, LLC (“RBE”), we caused RBE to enter into an Agreement of Sale and Purchase dated February 28, 2007 (the “Agreement of Sale”), between RBE, as seller, and Pioneer Natural Resources USA, Inc. (“Buyer”), pursuant to which RBE agreed to assign and sell to Buyer all of RBE’s right, title and interest in and to those oil, gas and/or mineral leases and related leasehold interests located in Wise County, Texas, and otherwise known as our “Barnett Shale Project”, together with all appurtenant wells, pipelines, facilities and equipment used in connection with the Barnett Shale Project. We are the beneficial owner of 63% of RBE. Other than in respect of the transactions described herein, there are no material relationships between RBE, us and the Buyer.

The aggregate base purchase price to be paid by Buyer to RBE for the properties is $35.5 million (and the portion of the base purchase price allocable to us, in respect of our interest in RBE, will be $22.5 million). The base purchase price to be paid is subject to certain standard and customary apportionment items and potential purchase price adjustments, as described in the Agreement of Sale. The adjusted purchase price will be due in cash at the closing. Upon execution of the Agreement of Sale, Buyer tendered a cash performance refundable deposit in the sum of $1.775 million to RBE (the “Deposit Amount”) to secure its obligation to close the transaction. If the closing occurs, the Deposit Amount will be applied to the adjusted purchase price due from Buyer at closing. If the closing does not occur due to Buyer’s willful failure to close the transaction, notwithstanding the satisfaction or waiver of all of Buyer’s conditions to close, then the Deposit Amount may be retained by RBE as liquidated damages, unless such failure to close was as a result of a breach by RBE of any of its representations, warranties or pre-closing covenants within the Agreement of Sale.

The sale of our interest in the Barnett Shale Project has been undertaken by us to satisfy certain contractual obligations imposed under the terms of our Secured Convertible Debentures dated June 21, 2006 and November 16, 2006. We expect to apply approximately $20 million of the net proceeds from the sale towards the repayment of amounts due under those debentures. The balance, if any, will be used for capital programs and working capital. The holders of our outstanding debentures originally required the closing to occur on or before February 28, 2007, however, they have agreed to extend this timeframe until the actual closing date without any penalties. We are in discussions with these debenture holders to restructure the remainder of our outstanding indebtedness.

The Agreement of Sale contains negotiated representations, warranties, covenants and indemnities by each party. Certain of the indemnity obligations of RBE in favor of the Buyer regarding breach of any of RBE’s representations and warranties shall only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are only effective for specified periods of time.

Closing of the transaction is scheduled to occur on or before April 4, 2007. Closing is subject to the satisfaction of certain customary closing conditions, including, among others, the truth and accuracy as of the closing date, in all material respects, of RBE’s representations and warranties, the performance by RBE of its pre-closing covenants under the Agreement of Sale, and the aggregate adjustments to the base purchase price resulting from pre-closing defect claims asserted by Buyer under the Agreement of Sale not exceeding twenty percent (20%) of the base purchase price, and the absence of any legal proceedings prohibiting the transaction.

A full description of the transaction is contained within the Agreement of Sale which is filed as an exhibit to this Current Report, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1        Agreement of Sale and Purchase by and between RBE, LLC (Seller) and Pioneer Natural Resources
          USA, Inc. (Buyer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC
Date: March 5, 2007	By: /s/ James A. Watt James A. Watt, CEO

Exhibit Index

10.1        Agreement of Sale and Purchase by and between RBE, LLC (Seller) and Pioneer Natural Resources USA, Inc. (Buyer)